Exhibit 10.6

Prepared by, and after recording return /0:
William G, Scott, Esquire Trenam, Kemker, Scharf, Barkin, Frye,
O'Neill & Mullis, P.A.
Kennedy Boulevard, Suite2700 Tampa, Florida 33602

Assumption and Amendment of Note, Mortgage and Other Loan Documents

THIS ASSUMPTION AND AMENDMENT OF NOTE, MORTGAGE AND OTHER LOAN DOCUMENTS (the "Agreement"), made and entered into effective as of the__ day of April, 2008 (the "Effective Date"), by and between COP-MONROE NORTH, LLC, a Florida limited liability company (the Purchaser"), whose mailing address is c/o Cornerstone Real Estate Funds, 1920 Main Street, Suite 400, Irvine, California 92614, and TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation (the "Mortgagee"), whose mailing address is c/o AEGON USA Realty Advisors, Inc" 4333 Edgewood Road, N,E" CedarRapids,Iowa52499,andisjoinedinby REALVEST-MONROECOMMERCENTER,L.L.C., a Florida limited liability company, whose mailing address is 2200 Lucien Way, Suite 350, Sanford, Florida 32751-7019 (the "Seller"), GEORGE P. LIVINGSTON, a natural person and Florida resident whose mailing address is 359 Beloit Avenue, Winter Park, Florida 32789 (the "Original Carveout Obligor"), and CORNERSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and CORNERSTONECOREPROPERTIESREIT,INC., a Maryland corporation(collectively and jointly and severally, the Supplemental Carveout Obligors"), each of whose mailing address is Cornerstone Real Estate Funds, 1920 Main Street, Suite 400, Irvine, California 92614.

THIS AGREEMENT IS EXECUTED FOR THE PURPOSE OF EVIDENCING THE ASSUMPTION BY COPMONROE NORTH, LLC, A FLORIDA LIMITED LIABILITY COMPANY, OF THE OBLIGATIONS OF REALVEST-MONROE COMMERCENTER, L.L.C., A FLORIDA LIMITED LIABILITY COMPANY ("SELLER"), UNDER THE NOTE (AS DESCRIBED HEREIN) HAVING AN OUTSTANDING PRINCIPAL BALANCE AS OF THE EFFECTIVE DATE OF $7,374,856.12 AND THE MODIFICATION OF THE MORTGAGE AND CERTAIN OTHER LOAN DOCUMENTS SECURING THE PAYMENT OF THE NOTE. ALL FLORIDA INTANGIBLE TAXES DUE ON THE INDEBTEDNESS SECURED BY THE MORTGAGE MODIFIED AND ASSUMED HEREBY HAVE BEEN PAID AND EVIDENCE THEREOF IS SHOWN ON (A) THAT CERTAIN "MORTGAGE AND SECURITY AGREEMENT" MADE BY SELLER IN FAVOR OF AMSOUTH BANK, RECORDED IN OFFICIAL RECORDS BOOK 04433, PAGE 0002, OF THE PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA (THE "RECORDS"), AND (B) THAT CERTAIN "MODIFICATION AND CONSOLIDATION OF MORTGAGE AND OTHER LOAN DOCUMENTS AND NOTICE OF FUTURE ADVANCE" RECORDED IN OFFICIAL RECORDS BOOK 05476, PAGE 0444, OF THE RECORDS. ACCORDINGLY, THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY ARE EXEMPT FROM FLORIDA INTANGIBLE TAX PURSUANT TO SECTION 199.145, FLORIDA STATUTES. FLORIDA DOCUMENTARY STAMPS ARE BEING PAID ON THIS AGREEMENT BASED UPON THE FULL $7,374,856.12 UNPAID PRINCIPAL BALANCE OF THE NOTE ASSUMED HEREBY.

WHEREAS, effective as of October 6, 2004 (the "Original Loan Date"), the Mortgagee made and/or acquired a certain first mortgage loan (the "Loan") to the Seller in the original principal amount of $7,900,000.00; and,

WHEREAS, the Loan is evidenced by that certain "Amended and Restated Renewal Secured Promissory Note" in the original principal amount of $7,900,000.00 made and delivered by the Seller to the order of the Mortgagee dated effective as of the Original Loan Date (the "Note") and having an outstanding principal balance as of the Effective Date of$7,374,856.12; and,

WHEREAS, the Note is secured, inter alia, by (a) that certain "Amended and Restated Mortgage, Security Agreement and Fixture Filing" recorded as Attachment "A" to that certain "Modification and Consolidation of Mortgage and Other Loan Documents and Notice of Future Advance" (the "Modification") dated as of Original Loan Date and recorded in Official Records Book 05476, Page 0444, of the Public Records of Seminole County, Florida (the "Mortgage") and (b) that certain "Absolute Assignment of Leases and Rents" dated as of the Original Loan Date and recorded in Official Records Book 05476, Page 0506, of the Public Records of Seminole County, Florida (the "Lease Assignment"), both made by the Seller in favor of the Mortgagee and encumbering and relating to certain real property situated in Seminole County, Florida (the "Real Property") and personal property comprising the commercial property known as "Monroe CommerCenter North," in Sanford, Florida (collectively, the "Property"); and,

WHEREAS, the Mortgage and the Lease Assignment hereinafter are sometimes collectively referred to as the "Original Security Instruments"; and,

WHEREAS, effective as of the Original Loan Date the Seller and Original Carveout Obligor executed and delivered to the Mortgagee in connection with the Loan that certain "Environmental Indemnity Agreement" dated as of the Original Loan Date (the "Original Environmental Indemnity Agreement"); and,

WHEREAS, the Original Carveout Obligor also executed and delivered to the Mortgagee in connection with the Loan that certain "Carveout Guarantee and Indemnity Agreement" dated effective as of the Original Loan Date (the "Original Carveout Guarantee"); and,

WHEREAS, the Note, the Modification, the Mortgage, the Lease Assignment, the Original Environmental Indemnity Agreement, the Original Carveout Guarantee, and all other instruments or documents executed in connection with the Loan (expressly, excluding, however, (i) that certain "Agreement Regarding Letter of Credit" dated as of the Original Loan Date between the Seller and the Mortgagee, (ii) that certain "Leasing Escrow Agreement" dated as of the Original Loan Date between, the Seller, the Mortgagee, and AEGON USA Realty Advisors, Inc., and (iii) that certain "Limited Payment Guarantee" dated as of the Original Loan Date made by the Original Carveout Obligor in favor the Mortgagee, all of which previously have been released by the Mortgagee and are herein collectively called the "Previously Released Documents''), hereinafter are sometimes collectively referred to in this Agreement as the "Original Loan Documents"; and,

WHEREAS, by that certain Special Warranty Deed dated as of the Effective Date recorded or to be recorded in the Records immediately prior to the recordation of this Agreement, and other instruments of transfer or conveyance of even Effective Date therewith, the Seller has transferred and conveyed all of the Property to the Purchaser and transferred all oft he membership interests in the Purchaser to COP-ORLTWO, LLC, a Florida limited liability company; and,

WHEREAS, the Seller, the Original Carveout Obligor, the Purchaser, and the Supplemental Carveout Obligors have requested that the Mortgagee consent to the above-described transfer and conveyance of the Property by the Seller to the Purchaser and the above-described transfer of all of the membership interests in the Purchaser, and the Mortgagee has agreed to grant such consent provided that (i) the Purchaser assumes and agrees to pay and perform all of the obligations of the Seller under the Original Loan Documents, (ii) the Purchaser and the Supplemental Carveout Obligors execute and deliver to the Mortgagee that certain "Supplemental Environmental Indemnity Agreement" of even Effective Date herewith (the "Supplemental Environmental Indemnity"), (iii) the Supplemental Carveout Obligors execute and deliver to the Mortgagee that certain "Supplemental Carveout Guarantee and Indemnity Agreement" of even Effective Date herewith (the "Supplemental Carveout Guarantee"), and (iv) the Purchaser, the Supplemental Carveout Obligors, the Seller, and the Original Carveout Obligor enter into this Agreement with the Mortgagee; and,

WHEREAS, the Purchaser, the Supplemental Carveout Obligors, and the Mortgagee desire to modify certain of the Original Loan Documents in the manner more particularly hereinafter set forth; and,

WHEREAS, the Original Loan Documents (as amended by this Agreement), this Agreement, the Supplemental Environmental Indemnity, the Supplemental Carveout Guarantee, and all other instruments or documents evidencing, securing, guaranteeing, or relating to the Loan and/or the assumption thereof by the Purchaser executed and delivered by anyone or more of the Seller, the Original Carveout Obligor, the Supplemental Carveout Obligors, and/or the Purchaser (other than the Previously Released Documents) hereinafter are sometimes collectively referred to as the "Loan Documents";

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Supplemental Carveout Obligors, the Seller, the Original Carveout Obligor, and the Mortgagee hereby covenant and agree as follows:

1. Recitals. The above recitals are true and correct and are incorporated herein by reference. This Agreement is for the benefit of, and the recitals, covenants, representations, and warranties in this Agreement may be relied upon by, each of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

2. Assumption of Original Loan Documents. Subject to the limitations on the personal liability of the "Borrower" and the "Mortgagor," respectively, under the exculpation provisions set forth in Sections13 and 14 of the Note (as herein amended) and Section 21 of the Mortgage (as herein amended), the Purchaser hereby expressly assumes and agrees to promptly and faithfully pay and perform all of the terms, covenants, agreements, representations, warranties, provisions, indemnities, liabilities, and obligations on the part ofthe "Borrower" or the "Mortgagor" required to be paid or performed under the Note, the Mortgage, the Lease Assignment, or anyone or more of the other Original Loan Documents, whether to be paid or performed in the past, currently, or in the future, as though the Purchaser had at all times been the "Borrower" or the "Mortgagor" there under, all in accordance with the express terms and conditions thereof, including, without limitation of the generality of the foregoing, all of the Carveout Obligations (as defined in the Mortgage) that are exceptions to the nonrecourse feature of the Loan and that are more particularly described in Section 14 of the Note and in Section 21 of the Mortgage (the "Carveout Obligations"). The parties acknowledge and agree that as of the Effective Date the unpaid principal balance of the Note is$7,374,856.12 and that interest due on the Note has been paid through March 31, 2008. The May 1, 2008 monthly installment of principal and interest that will be due under the Note from the Purchaser is in the amount of $50,369.93. The parties further acknowledge and agree that all letters of credit and escrowed funds under the Previously Released Documents were returned to the Seller and as of the Effective Date no sums are held in escrow or as reserves by the Mortgagee or any of its affiliates.

3. Consent to Purchase. The Mortgagee hereby consents to (a) the transfer and conveyance of the Property by Seller to the Purchaser, (b) the transfer and assignment by the Seller of all of the membership interests in the Purchaser to COP-ORL TWO, LLC, a Florida limited liability company, and (c) the assumption by the Purchaser ofthe Original Loan Documents. Nothing contained herein, however, shall in any manner be interpreted or construed as a consent by the Mortgagee to any further sale, transfer, or conveyance of all or any portion of any interest in the Property or any further transfer or assignment of the membership interests in the Purchaser.

4. Amendments to Original Loan Documents. The Mortgage, the Lease Assignment, and the Note are hereby respectively amended from and after the Effective Date hereof as follows:

(a) All references in the Mortgage, the Lease Assignment, or the Note to the "Mortgagor" or the "Borrower" hereafter shall be deemed to refer to the Purchaser.

(b) All references in the Mortgage, the Lease Assignment, or the Note to "the Carveout Obligor," "any Carveout Obligor," or "a Carveout Obligor" hereafter shall be deemed to refer collectively to the Supplemental Carveout Obligors or to either of them, as the context shall require.

(c) All references in the Mortgage, the Lease Assignment, or the Note to the "Environmental Indemnity Agreement" hereafter shall be deemed to refer to the Supplemental Environmental Indemnity, as the same may be amended or replaced from time to time.

(d) All references in the Mortgage, the Lease Assignment, or the Note to the "Carveout Guarantee and Indemnity" hereafter shall be deemed to refer to the Supplemental Carveout lndemnity, as the same may be amended or replaced from time to time.

5.  Amendment of Note.  The note is hereby further amended from and after the Effective Date as follows:

(a) All references in the Note to the “Note,” the “Mortgage” and “Absolute Assignment of Leases and Rents" or the "Lease Assignment" hereafter shall mean the Note, the Mortgage, or the Lease Assignment, as the case may be, as amended by this Agreement and as the same may be amended from time to time.

(b) Item (ii) of Section 14 of the Note is amended to delete the word "Borrower" in the third (3,d) line and substitute the words "owner thereof' therefor.

6. Amendment of Mortgage. The Mortgage is hereby further amended from and after the Effective Date hereof as follows:

(a) All references in the Mortgage to the "Note," the "Mortgage," the "Absolute Assignment ofLeases and Rents," or the other "Loan Documents" hereafter shall mean and refer to the Note, the Mortgage, the Lease Assignment, or the other Loan Documents, as the case may be, as amended by this Agreement and as the same may be amended from time to time.

(b) The definition of "Carveout Guarantee and Indemnity" in Section 3 of the Mortgage is amended to read as follows:

'''Carveout Guarantee and Indemnity" means that certain "Supplemental Carveout Guarantee and Indemnity" dated as of April _, 2008, entered into by Cornerstone Operating Partnership, L.P., a Delaware limited partnership, and Cornerstone Core Properties REIT, Inc., a Maryland corporation, in favor of the Mortgagee with respect to the Carveout Obligations, together with all substitutions and amendments thereof."

(c) The definition of "Carveout Obligor" in Section 3 of the Mortgage is deleted in its entirety and the following definition is substituted therefore:

"'Carveout Obligors" means Cornerstone Operating Partnership, L.P., a Delaware limited partnership, and Cornerstone Core Properties REIT, Inc., a Maryland corporation, jointly and severally, and "Carveout Obligor" means anyone of them. Any other person or entity that expressly assumes liability for the Carveout Obligations during the term of the Loan shall become a "Carveout Obligor" for purposes of this Mortgage."

(d) The definition of "Environmental Indemnity Agreement" in Section 3 of the Mortgage is amended to read as follows:

"'Environmental Indemnity Agreement" means that certain "Supplemental Environmental Indemnity Agreement" dated as of April _, 2008, made by COPMonroe North, LLC, a Florida limited liability company, and Cornerstone Operating Partnership, L.P., a Delaware limited partnership, and Cornerstone Core Properties REIT, Inc., a Maryland corporation, jointly and severally, in favor of the Mortgagee, together with all substitutions and amendments thereof."

(e) The definition of"LoanDocuments"inSection3oftheMortgageisamendedtoread as follows:

"'Loan Documents" means all documents evidencing the Loan or delivered in connection with the Loan that either were (i) assumed by COP-Monroe North, LLC, a Florida limited liability company, or (ii) entered into in connection with such assumption of the Loan or in the future, including, without limitation, the Note, this Mortgage, the Absolute Assignment of Leases and Rents, the Carveout Guarantee and Indemnity, and the Environmental Indemnity Agreement."

(f) The definition of "Net Worth Requirement" in Section 3 is amended to read as follows:

"'Net Worth Requirement" means the lesser of (a) the aggregate net worth of the Supplemental Carveout Obligors (not including the value of any direct or indirect equity or interest in the Real Property) most recently represented to the Mortgagee at the time of the approval by AEGON's Investments Committee of the assumption of the Loan by COP-Monroe North, LLC, and (b) the principal balance of the Loan at the time of determination."

(g) The definitions of "Guarantee," "Guarantor," "Future Development Site," "Leasing Escrow Agreement," "Letter of Credit Agreement," and "Subsidiary" in Section 3 of the Mortgage are deleted in their entirety.

(h) The following definition is added in Section 3 of the Mortgage:

"Legal Control" means the power, either directly or indirectly, to exercise the authority of the owner of the Real Property, either as the majority shareholder of the common stock of a corporation, as the sole general partner of a limited partnership, as the managing general partner of a general partnership, or as the sole manager ors ole managing member of a limited liability company, provided the person or entity exercising such authority cannot be divested of such authority without its consent, either directly or indirectly, except for cause."

(i) Section 5.1 of the Mortgage is amended to read as follows:

"5.1 FORMATION, EXISTENCE, GOOD STANDING

The Mortgagor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida with its only place of business in Florida and has obtained all licenses and permits and filed all statements of fictitious name and registrations necessary for the lawful operation of its business in Florida. The sole managing member of the Mortgagor is COP-ORL TWO, LLC, a Florida limited liability company. The Mortgagor is now under the Legal Control of Cornerstone Operating Partnership, L.P., a Delaware limited partnership, and Cornerstone Core Properties REIT, Inc., a Maryland corporation."

(j) The last paragraph of Section 6.4 (beginning with the word "Notwithstanding" on Page 15 and including Subparagraphs (a) through (m) thereof) is deleted.

(k) Section 14.1 of the Mortgage is deleted in its entirety.

(I) All of that portion of Section 6.11beginning with the third (3) sentence there of and continuing to the end of Section 6.11 is deleted.

(m) Section 14.2 of the Mortgage is amended to read as follows:

" 14.2 PERMITTED MEMBERSHIP TRANSFERS

The Mortgagee agrees that any direct or indirect transfers of membership interests in COP-Monroe North, LLC ("COP-Monroe North") shall be permitted so long as COP-Monroe North remains under the Legal Control of the Supplemental Carveout Obligors. At the time that the Mortgagor is required to provide the Mortgagee with financial reports and operating statements pursuant to Section 6.19 of this Mortgage the Mortgagor also shall provide the Mortgagee with sufficient information to enable it to confirm that any such transfer qualifies as a Permitted Transfer under this Section 14.2."

(n) Section 21 is amended to delete the word "Mortgagor" in the third (3"') line of Item

(ii) and substitute therefor the words "owner thereof."

(0) Section 22.7 of the Mortgage is amended to read as follows:

"22.7 FIXTURE FILING

This Mortgage constitutes a financing statement filed as a fixture filing in the Public Records of Seminole County, Florida with respect to any and all fixtures comprising Property. The "debtor" is COP-Monroe North, LLC, a Florida limited liability company, the "secured party" is Transamerica Life Insurance Company, an Iowa corporation, the collateral is as described in Subsection 22.2 above, and the addresses of the debtor and secured party are the addresses stated in Section 25.13 of this Mortgage for Notices to such parties. The organizational number of the debtor is L08000027580 and its federal taxpayer employer identification number is 06838495. The owner of record of the Real Property is COP-Monroe North, LLC, a Florida limited liability company. All Documentary Stamp Taxes due and payable or to become due and payable pursuant to Section 201.22, Florida Statutes, have been paid."

(p) Section 25.13 of the Mortgage is amended to provide that (i) the Notice address of the Mortgagor is COP-Monroe North, LLC, c/o Cornerstone Real Estate Funds, 1920 Main Street, Suite 400, Irvine, California 92614, and its facsimile number is (949) 250-0592, and (ii) the facsimile number in the Notice address of the Mortgagee is changed to (319) 355-2277.

7. Amendment of Lease Assignment. The Lease Assignment is hereby further amended from and after the Effective Date hereof as follows:

(a) All references in the Lease Assignment to the "Note," the "Mortgage," or the "Assignment" hereafter shall mean and refer to the Note, the Mortgage, or the Lease Assignment, as the case may be, as amended by this Agreement and as the same may be amended from time to time.

(b) Section 20 of the Lease Assignment is amended to provide that (i) the notice address of the Borrower is COP-Monroe North, LLC, c/o Cornerstone Real Estate Funds, 1920 Main Street, Suite 400, Irvine, California 92614, and its facsimile number is (949) 250-0592, and (ii) the facsimile number in the Notice address of the Lender is changed to (319) 355-2277.

8. Waiver and Release.

 (a) The Seller and the Original Carveout Obligor, for themselves and their respective trustees, beneficiaries, members, managers, partners, officers, directors, and shareholders, and the respective heirs, personal representatives, successors and assigns ofeach ofthem, acknowledge and agree that none of them has any right of setoff or defense or any counter claim with respect to any of the indebtedness or other obligations evidenced or secured by any of the Loan Documents (or any other document or instrument executed in connection therewith), and hereby release and discharge any and all claims, demands, counterclaims, actions, or causes of action that the Seller or the Original Carveout Obligor, or any of their respective trustees, beneficiaries, members, managers, partners, officers, directors, or shareholders, or the respective heirs, personal representatives, successors or assigns of any of them, may have had, may now have, or may hereafter have against the Mortgagee, its affiliates, successors, and/or assigns, or any of their officers, directors, or employees, arising out of or in connection with the Loan, any of the Loan Documents, or the Property or from any other cause or matter whatsoever.

(b) The Purchaser and the Supplemental Carveout Obligors, for themselves and their respective trustees, beneficiaries, members, managers, partners, officers, directors, and shareholders, and the respective heirs, personal representatives, successors and assigns of each of them, acknowledge and agree that none of them has any right of setoff or defense or any counterclaim with respect to any of the indebtedness evidenced or secured by any of the Loan Documents (or any other document or instrument executed in connection there with), and hereby release and discharge any counter claim or right of action that the Purchaser or any of the Supplemental Carveout Obligors, or any of their respective trustees, beneficiaries, members, managers, officers, directors, or shareholders, or the respective heirs, personal representatives, successors, or assigns of any of them, may have had, may now have, or may hereafter have against the Mortgagee, its affiliates, successors, and/or assigns, or any of their officers, directors, or employees, arising from any cause or matter whatsoever occurring or existing prior to and through the execution and delivery of this Agreement.

9. Lien. The Seller, the Original Carveout Obligor, the Purchaser, and the Supplemental Carveout Obligors, jointly and severally, warrant and represent to, and agree with, the Mortgagee that the Original Security Instruments, as amended by this Agreement, collectively constitute a valid first priority lien and security interest on the Property, enforceable in accordance with their respective terms, except to the extent that the enforceability or any of such instruments may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally, or by equitable principles of general application (whether considered in an action at law or in equity).

10. Representations and Warranties of the Purchaser and the Supplemental Carveout Obligors. The Purchaser and the Supplemental Carveout Obligors, jointly and severally, hereby represent and warrant to the Mortgagee that:

(a) To the best of the Purchaser's and the Supplemental Carveout Obligors' knowledge, no "Default" under (and as defined in) any of the Loan Documents has occurred or is in existence as of the Effective Date hereof, nor, to the best of its knowledge, has any event occurred that, with notice and/or the passage of time, would become a "Default" under any of the Loan Documents.

(b) To the best of the Purchaser's and the Supplemental Carveout Obligors' knowledge, none of the representations and warranties made in anyone or more of the Loan Documents, or any other agreement, document, or instrument executed in connection therewith, is untrue or incorrect as of the time of delivery of this Agreement.

(c) As of the Effective Date neither the Purchaser nor either of the Supplemental Carveout Obligors has any knowledge of any present, pending or threatened condemnation proceeding or award affecting the Real Property.

(d) As of the Effective Date, to the best of the Purchaser's and the Supplemental Carveout Obligors' knowledge, no damage to the Real Property by any fire or other casualty has occurred, other than damage that has been completely repaired in accordance with good commercial practice and in compliance with applicable law.

(e) The Note and the Original Security Instruments, as herein amended, are in full force and effect and are enforceable in accordance with their respective terms.

(f) Neither the Purchaser nor either of the Supplemental Carveout Obligors has any defense, counterclaim, or right of offset with respect to any indebtedness to the Mortgagee.

(g) The Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and authorized to transact business in the State of Florida, and it has full power and authority to enter into this Agreement and the other Loan Documents to which it is a party or which it has assumed and to pay and perform its obligations thereunder. The sole managing member of the Purchaser is COP-ORL TWO, LLC, a Florida limited liability company. The sole managing member of COP-ORL TWO, LLC is Cornerstone Operating Partnership, L.P., a Delaware limited partnership. The execution and delivery of this Agreement and all instruments and documents executed by the Purchaser have been duly authorized and approved by all required actions.

(h) Cornerstone Operating Partnership, L.P. is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and it has full power and authority to enter into this Agreement and the other Loan Documents to which it is a party and to pay and perform its obligations thereunder. The sole general partner of Cornerstone Operating Partnership, L.P. is Cornerstone Core Properties REIT, loc., a Maryland corporation. The execution and delivery of this Agreement and all instruments and documents executed by Cornerstone Operating Partnership, L.P. have been duly authorized and approved by all required actions.

(i) Cornerstone Core Properties REIT, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State or Maryland and it has full power and authority to enter into this Agreement and the other Loan Documents to which it is a party and to pay and perform its obligations thereunder. The execution and delivery of this Agreement and all instruments and documents executed by Cornerstone Core Properties REIT, Inc. have been duly authorized and approved by all required actions.

(j) The Purchaser owns good and marketable fee simple title to the Real Property, free and clear of all liens and encumbrances whatsoever other than real estate taxes for the year 2008 and subsequent years (which are not yet due and payable) and the other Permitted Encumbrances (as defined in the Mortgage).

(k) Either (a) the Purchaser is not an "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, a "plan" within the meaning of Section 4975 of the Internal Revenue Code of1986, as amended (the "Code"), or an entity that is deemed to hold "plan assets" within the meaning of29 C.F.R. §251O.3-101 of any such employee benefit plan, or (b) the entering into of this Agreement and the other Loan Documents, the assumption of the Loan by Purchaser and the existence of the Loan will not result in an on-exempt prohibited transaction under §406 of ERISA or Section 4975 of the Code. The Purchaser and the Supplemental Carveout Obligors further warrant and covenant that the foregoing representation will remain true during the term of the Loan.

(1) Neither the Purchaser nor either of the Supplemental Carveout Obligors nor any other Obligor nor any of their respective affiliated entities is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("E013224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC")most current list of "Specifically Designed National and Blocked Persons,"(which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf), (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224, or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subparts [i] -[iv] above are herein referred to as a "Prohibited Person"). The Purchaser and the Supplemental Carveout Obligors covenant and agree that neither the Purchaser nor either of the Supplemental Carveout Obligors nor any of their respective affiliated entities will (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or(ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. The Purchaser and the Supplemental Carveout Obligors further covenant and agree to deliver (from time to time) to the Mortgagee any such certification or other evidence as may be requested by the Mortgagee in its sole and absolute discretion, confirming that (i) neither the Mortgagor nor any other Obligor is a Prohibited Person and (ii) neither the Purchaser nor either of the Supplemental Carveout Obligors has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving o any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

(m) The Mortgage and the Lease Assignment, both as amended by this Agreement, are and will remain a valid and enforceable first lien and security interest on the Property.

(n) There are no actions, suits, proceedings, or investigations pending or threatened against or affecting the Purchaser or either of the Supplemental Carveout Obligors, at law or in equity, or before or by any governmental or administrative agency or instrumentality which, if adversely determined, would have an adverse effect upon the business or condition of the Purchaser or either of the Supplemental Carveout Obligors or upon the Property. Neither the Purchaser nor either of the Supplemental Carveout Obligors is or has been the subject of any bankruptcy, insolvency, or similar proceeding.

(o) No judgment, decree, injunction, writ, or order of any court or governmental or administrative agency or instrumentality has been issued against the Purchaser or either of the Supplemental Carveout Obligors which has or may have any adverse effect upon the business or condition of the Purchaser or either of the Supplemental Carveout Obligors or upon the Property.

(p) The Purchaser has not consulted or contacted any broker or agent in connection with its acquisition of the Property or the Purchaser's assumption of the Loan.

(q) The purchase price paid to the Seller for the acquisition of all of the membership interests in the Purchaser by COP-ORL TWO, LLC is $14,275,000.00.

11. Representations and Warranties of the Seller and the Original Carveout Obligor. The Seller and the Original Carveout Obligor, jointly and severally, represent and warrant to the Mortgagee that:

(a) No "Default" under (and as defined in) any of the Original Loan Documents has occurred or is in existence as of the Effective Date hereof, nor has any event occurred that, with notice and/or the passage of time, would become a "Default" under any of the Original Loan Documents.

(b) None of the representations and warranties made in anyone or more of the Original Loan Documents or any other agreement, document, or instrument executed in connection therewith is untrue or incorrect as of the time of delivery of this Agreement.

(c) As of the Effective Date, neither the Seller nor the Original Carveout Obligor has any knowledge of any present, pending or threatened condemnation proceeding or award affecting the Real Property.

(d) As of the Effective Date, no damage to the Real Property by any fire or other casualty has occurred, other than damage that has been completely repaired in accordance with good commercial practice and in compliance with applicable law.

(e) The Original Loan Documents and all such other agreements are in full force and effect and are enforceable in accordance with their respective terms, except to the extent that the enforceability of any of such documents may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally, or by equitable principles of general application (whether considered in an action at law or in equity).

(f) Neither the Seller nor the Original Carveout Obligor has any defense, counterclaim, or right of offset with respect to any indebtedness to the Mortgagee.

12. Indemnification. The Purchaser and the Supplemental Carveout Obligors, jointly and severally, hereby agree to defend, indemnify, and hold the Mortgagee harmless from and against any and all recording, documentary stamp, intangible, and other taxes, if any, imposed upon the Mortgagee by virtue of the execution and delivery of this Agreement, any instrument or document executed in connection therewith, or any of the other Loan Documents (or any of the documents or instruments modified or renewed thereby), including, without limitation, all penalties, interest, and attorneys' fees incurred by the Mortgagee in connection therewith. It is expressly understood and agreed that the liability of the Purchaser and the Supplemental Carveout Obligors arising under this Section is not limited by any limitation on the recourse of the Mortgagee for the Loan that may be provided in the Loan Documents and that the Mortgagee shall have full recourse to all of the respective assets of the Purchaser and the Supplemental Carveout Obligors for the obligations arising under this Section. The provisions of this Section shall survive the repayment of the Note and the indebtedness evidenced thereby, and the satisfaction of the Loan Documents, and shall continue for so long as a claim may be asserted by any third party.

13. No Novation. It is the intent of the parties that this instrument shall not constitute a novation, and shall in no way adversely affect the priority of the lien or security interest or effect of any of the Original Security Instruments. In the event that this Agreement, or any part hereof, shall be construed by a court of competent jurisdiction as operating to affect the priority of the lien or security interest of any of the Original Security Instruments over claims that would otherwise be subordinate thereto, then to the extent that third parties acquiring an interest in the Property between the time of execution and delivery of the Original Security Instruments and the execution and delivery of this Agreement are prejudiced thereby, this Agreement or such portion hereof as shall be so construed, shall be void and of no force and effect and this Agreement shall constitute, as to that portion, a subordinate lien on the collateral incorporating by reference the terms of the Original Security Instruments, and which Original Security Instruments then shall be enforced pursuant to the terms therein contained, independent of this Agreement; provided, however, that notwithstanding the foregoing, the parties hereto agree as between themselves that they shall be bound by all terms and conditions hereof until all indebtedness evidenced by any of the Loan Documents has been satisfied in full.

14. Ratification. Except as herein amended, the Original Loan Documents shall remain unaffected, unchanged, unmodified, and unimpaired, and the priority of the lien and security interest of the Original Security Instruments on the Property shall not be changed or in any way altered or affected hereby, and the Note, Original Security Instruments and the other Original Loan Documents, as herein amended, are hereby ratified and confirmed.

15. Subordination by Seller and Original Carveout Obligor. As an inducement to the Mortgagee to permit a transfer of the Property to, and the assumption of the Loan by, the Purchaser, the Seller and the Original Carveout Obligor hereby subordinate any and all indebtedness of the Purchaser hereafter owed to the Seller and/or the Original Carveout Obligor to all indebtedness of the Purchaser to the Mortgagee, and covenant with the Mortgagee not to demand or accept any payment of principal or interest on any such indebtedness or a return while any "Default" exists under the terms of any of the Loan Documents.

16. Miscellaneous.

(a) Headings. Paragraph headings used herein are for convenience only and shall not be construed as controlling the scope of any provision hereof.

(a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

(b) Time is of the Essence. Time is of the essence of this Agreement and of each term, covenant, and condition hereof.

(c) Gender/Number. As used herein, the plural number shall include the singular and vice versa, and the neuter gender shall include the masculine and feminine genders, and vice versa, as the context demands.

(d) Attorneys' Fees, Legal Assistants' Fees and Costs. Each of the Seller, the Purchaser, the Original Carveout Obligor, and the Supplemental Carveout Obligors agrees to pay to the Mortgagee all costs and expenses (including reasonable attorneys' fees) incurred by the Mortgagee in connection with protecting, defending, or enforcing the Mortgagee's rights against it under this Agreement, including costs and reasonable attorneys' fees and legal assistants' fees prior to trial, at trial, on appeal, and in any bankruptcy, insolvency, or similar proceedings, and in collecting upon or enforcing any judgment.

(e) Security. All obligations on the part of the Purchaser and the Supplemental Carveout Obligors arising under this Agreement shall be secured by the lien and security interest of the Original Security Instruments, as herein amended, and shall bear interest at the default rate set forth in the Note from the date due until paid.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns.

(g) Counterpart Execution. This instrument may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

(h) WAIVER OF JURY TRIAL. ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT IS WAIVED BY EACH OF THE PARTIES HERETO, AND IT IS AGREED BY EACH OF THE PARTIES HERETO, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A WRY.

[BALANCE OF PAGE INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Purchaser, the Supplemental Carveout Obligors, the Seller, the Original Carveout Obligor, and the Mortgagee have each caused this Agreement to be executed and delivered effective as of the Effective Date.

WITNESSES:	COP-MONROE, LLC, a Florida limited liability company
	By:	COP-ORL TWO, LLC, a Florida limited liability company, its sole Managing Member

	By:	CORNERSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole Managing Member

	By:	CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation, its sole General Partner

By: /s/ Dominic J. Petrucci
Print Name: Dominic J. Petrucci

Its: Chief Operation Officer

WITNESSETH:	CORNERSTONE OPERATING PARTNERSIDP, L.P., a Delaware limited partnership

By: CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation

By: /s/ Dominic J. Petrucci

Its: Chief Operation Officer

CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation

By: /s/ Dominic J. Petrucci

Its: Chief Operation Officer

WITNESSES:	REALVEST-MONROE COMMERCENTER, L.L.C., a Florida limited liability company

	By:	Realvest Development, LLC, a Florida limited liability company, its sold Manager

		By:	Realvest Holdings, LLC, a Flroida limited liability company, its sole Managing Member

By: /s/ George D. Livingston, Jr.
As its: Sole Managing Member

WITNESSES:	TRANSAMERICA LIFE INSURANCE COMPANY., an Iowa corporation

By: /s/ Authorized Signatory
Print Name:
Title: Vice President